                                                                    Exhibit 4.21

                               Dated 20 April 2001
                               -------------------


                                    NOBIA AB
                                    as Parent

                           THE COMPANIES NAMED HEREIN
                         as Borrowers and/or Guarantors


                     THE FINANCIAL INSTITUTIONS NAMED HEREIN
                                as Senior Lenders

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN
                              as Mezzanine Lenders

                                   ENODIS PLC
                             as Subordinated Lender



         --------------------------------------------------------------


                               INTERCREDITOR DEED



         --------------------------------------------------------------



                              ASHURST MORRIS CRISP
                                     London

                                    CONTENTS

CLAUSE                                                                  PAGE

1.     INTERPRETATION ................................................    1
2.     RANKING OF DEBT ...............................................    7
3.     COVENANT TO PAY BY OBLIGORS ...................................    7
4.     SENIOR DEBT ...................................................    8
5.     MEZZANINE DEBT ................................................    9
6.     SUBORDINATED DEBT .............................................   13
7.     PRIORITY OF SECURITY ..........................................   16
8.     ENFORCEMENT OF SECURITY .......................................   16
9.     SUBORDINATION ON INSOLVENCY ...................................   17
10.    APPLICATION OF RECOVERIES .....................................   18
11.    PROTECTION OF SUBORDINATION ...................................   19
12.    STATUS OF OBLIGORS ............................................   20
13.    CONSENTS AND WAIVERS UNDER FINANCE DOCUMENTS ..................   20
14.    REPRESENTATIONS AND WARRANTIES ................................   20
15.    INFORMATION AND CO-OPERATION ..................................   21
16.    ATTORNEY ......................................................   22
17.    APPOINTMENT AND DUTIES OF SECURITY AGENT ......................   22
18.    COSTS AND EXPENSES ............................................   24
19.    NOTICES .......................................................   24
20.    CHANGES TO PARTIES ............................................   25
21.    MISCELLANEOUS .................................................   26
22.    GOVERNING LAW AND SUBMISSION TO JURISDICTION ..................   27

SCHEDULE 1 ...........................................................   28
Part 1 - Original Borrowers ..........................................   28
Part 2 - Original Guarantors .........................................   29
Part 3 - Senior Creditors ............................................   30
Part 4 - Mezzanine Creditors .........................................   31
Part 5 - Principal Companies .........................................   32
SCHEDULE 2 ...........................................................   33
Creditor Accession Deed ..............................................   33

THIS DEED is made on 20 April 2001

BETWEEN:-

(1) NOBIA AB (a company incorporated in Sweden with registered number 556628-2752) (the "Parent");

(2)      THE COMPANIES listed in part 1 of schedule 1 (the "Original
         Borrowers");

(3)      THE COMPANIES listed in part 2 of schedule 1 (the "Original
         Guarantors");

(4) THE FINANCIAL INSTITUTIONS listed in part 3 of schedule 1 (the "Senior Lenders");

(5) THE FINANCIAL INSTITUTIONS listed in part 4 of schedule 1 (the "Mezzanine Lenders");

(6) ENODIS PLC (a company incorporated in England with registered number 109849) (the "Original Subordinated Lender");

(7) SVENSKA HANDELSBANKEN AB (publ) as agent for the Senior Lenders in its capacity as Facility Agent (the "Facility Agent");

(8) INTERMEDIATE CAPITAL GROUP PLC as agent for the Mezzanine Lenders in its capacity as Mezzanine Facility Agent (the "Mezzanine Facility Agent"); and

(9) SVENSKA HANDELSBANKEN AB (publ) as security agent for itself the Senior Lenders and the Mezzanine Lenders in its capacity as Security Agent (the "Security Agent").

THE PARTIES TO THIS AGREEMENT AGREE as follows:-

1.       INTERPRETATION

1.1      Definitions

         In this deed:-

         "Acquisition Documents" means the agreement for the acquisition of (inter alia) Magnet Ltd by Newco from the Vendor, the agreement for the on-lending of the Vendor Loan in accordance with its terms by the Guarantor to the Borrower, the agreement for the lending of (inter alia) the Vendor Loan by the Borrower to Newco for that purpose pursuant to clause 2.1(A) of the Senior Credit Agreement and any and all documents executed pursuant to any one or more of these documents;

         "Additional Liabilities" in relation to any obligation or liability means any refinancing (in respect of the Senior Debt within the parameters set out in clause 4.2 (Limits on priority of Senior Debt) and in respect of the Mezzanine Debt within the parameters set out in clause 5.13 (Limits on Priority of Mezzanine Debt)), novation (not being a transfer permitted by the Finance Documents), refunding, deferral or extension of those liabilities;

         "Affiliate" means a Subsidiary of a Holding Company of another person or any other Subsidiary of a Holding Company of that other person;

         "Agents" means the Facility Agent, the Mezzanine Facility Agent and the Security Agent;

          "Beneficiary" means a Finance Party in its capacity as a beneficiary of security held on its behalf by the Security Agent;

          "Contingent Liability" means the actual and/or contingent liability of a Senior Lender under Credit Facility C at any time;

          "Creditors" means each Finance Party and each Subordinated Lender;

          "Creditor Accession Deed" means a deed substantially in the form set out in schedule 2 under which a Creditor becomes a party to this deed;

          "Debt" means the Senior Debt, the Mezzanine Debt and the Subordinated Debt;

          "Default" means a Senior Default or a Mezzanine Default;

          "Default Notice" has the meaning given to it in clause 15.1
          (Defaults);

          "Default Rate" means:-

          (a) until (and including) the Senior Discharge Date, the rate at which default interest is payable under clause 4.5 (Interest) of the Senior Credit Agreement; and

          (b) after the Senior Discharge Date, the rate at which default interest is payable under clause 3.4 (Interest) of the Mezzanine Credit Agreement;

          "Deferred Mezzanine Debt" has the meaning given to it in clause 5.13 (Limits on Priority of Mezzanine Debt);

          "Deferred Senior Debt" has the meaning given to it in clause 4.2 (Limits on priority of Senior Debt);

          "Deferred Subordinated Debt" has the meaning given to it in clause
          6.11 (Limits on Priority of Subordinated Debt);

          "Enforcement Action" means:-

          (a)       in relation to any Debt, any action whatsoever to:-

                    (i) demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of or place on demand all or any part of the Debt;

                    (ii) recover all or any part of the Debt (including by exercising any right of set-off or combination of accounts);

                    (iii) exercise or enforce any security right against sureties or any other rights under any other document or agreement in relation to (or given in support of) all or any part of the Debt (including under the Security Documents); or

                    (iv) petition for (or take any other steps which may lead to) an Insolvency Event in relation to any Group Company; or

                    (v)       commence legal proceedings against any Obligor;

          "Enforcement Date" means the date on which the Facility Agent or the Security Agent first takes Enforcement Action;

          "Final Discharge Date" means the first date on which both the Senior Discharge Date and the Mezzanine Discharge Date have occurred;

          "Finance Documents" means the Senior Finance Documents and the Mezzanine Finance Documents;

          "Finance Parties" means the Senior Finance Parties and the Mezzanine Finance Parties;

          "Group Company" means a member of the Guarantor's Group and/or a member of the Borrower's Group (as the case may be);

          "Holding Company" means a holding company as defined in section 736 of the Companies Act 1985;

          "Insolvency Event" means a court making a winding up order or an order for the dissolution or liquidation of the relevant Group Company or a liquidator or administrator or equivalent (but not a receiver, manager, or equivalent appointed by the holder of a Encumbrance) is appointed to the relevant Group Company;

          "Majority Mezzanine Lenders" has the meaning given to it in the Mezzanine Credit Agreement;

          "Majority Senior Creditors" means, at any time, Senior Finance Parties whose Senior Commitments at that time aggregate more than 60 per cent. of the total Senior Commitments at that time;

          "Major Mezzanine Default" means a Mezzanine Default under:

          (a) clause 10.1(b) of the Mezzanine Credit Agreement occurring by reason of a breach of any of the covenants contained in clauses 13.1(b), (d)(i) to (iv) and (vi) to (ix) and (e) of the Mezzanine Credit Agreement;

          (b) clause 10.1(c) of the Mezzanine Credit Agreement occurring by reason of a breach of any of the representations and warranties contained in clauses 12.1(b), (d), (e) and (f) of the Mezzanine Credit Agreement (and for these purposes the "Subject Documents" referred to in those clauses shall be deemed to be a reference to the Mezzanine Finance Documents and the Acquisition Documents only);

          (c)       clauses 10.1(d), (e), (f), (g), (h), (i), (j) and (k) of the
                    Mezzanine Credit Agreement;

          "Major Senior Default" means a Senior Default under:

          (a) clause 11.1(c) of the Senior Credit Agreement occurring by reason of a breach of any of the covenants contained in clauses 14.1(b), (c), (d)(i) to (iv) and (vi) to (ix), (e),
                    (f), (g), (h), (i), (j) and (l) of the Senior Credit Agreement;

          (b) clause 11.1(d) of the Senior Credit Agreement occurring by reason of a breach of any of the representations and warranties contained in clauses 13.1(b), (d), (e), (f), (h) and (j) of the Senior Credit Agreement;

          (c)       clauses 11.1(e), (f), (g), (h), (i), (j), (k) and (l) of the
                    Senior Credit Agreement;

          "Mezzanine Credit Agreement" means the loan agreement dated 30 September 1996 as amended and restated pursuant to a restatement agreement to be dated prior to the first Drawdown Date between (1) the Parent, (2) the Mezzanine Lenders and (3) the Mezzanine Facility Agent under which the Mezzanine Lenders agreed to make available a loan facility of SEK150,000,000 to the Parent;

          "Mezzanine Debt" means all money and liabilities now or in the future due, owing or incurred to any Mezzanine Finance Party by any Obligor under any Mezzanine Finance Document in any currency, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all accruing interest and all related losses and charges and any Additional Liabilities;

          "Mezzanine Declared Default" means a Mezzanine Default which has resulted in the Mezzanine Facility Agent exercising any of its rights under clause 10 (Default) of the Mezzanine Credit Agreement;

          "Mezzanine Default" means an Event of Default as defined in the Mezzanine Credit Agreement;

          "Mezzanine Discharge Date" means the date on which all Mezzanine Debt has been fully discharged and all commitments of the Mezzanine Finance Parties to the Obligors have come to an end in accordance with the Mezzanine Finance Documents;

          "Mezzanine Finance Documents" means the Mezzanine Credit Agreement, the Mezzanine Security Documents, this deed, the Warrant Instrument (as defined in the Mezzanine Credit Agreement), any warrants issued pursuant to the Warrant Instrument and any and all documents executed pursuant to any one or more of these documents;

          "Mezzanine Finance Parties" means Intermediate Capital Group Plc as Lead Manager and Arranger under the Mezzanine Credit Agreement, the Mezzanine Agent and each Mezzanine Lender;

          "Mezzanine Payment Default" means a failure by an Obligor to pay any sum (excluding fees, costs or expenses not exceeding (pound)5,000) under any Mezzanine Finance Document on its due date;

          "Mezzanine Security Documents" means the Security Documents as defined in the Mezzanine Credit Agreement and all other documents creating or evidencing a Encumbrance for the benefit of any Mezzanine Finance Party in respect of the obligations of any Obligor under any Mezzanine Finance Document;

          "New Money Commitments" means credit facilities (or other facilities under which credit exposures may arise) provided by any Senior Finance Party to a Group Company after the date of this deed in addition to those which the Senior Finance Parties are committed to provide under the Senior Finance Documents in force as at the date of this deed;

          "Obligors" means the Parent, each Borrower, each Guarantor and each other Group Company which has any obligation to any Finance Party under any Finance Document;

          "Other Mezzanine Default" means a Mezzanine Default under:


          (a) clause 10.1(b) of the Mezzanine Credit Agreement occurring by reason of a breach of any of the covenants contained in clauses 13.1(a), (c), (d)(v) and (x), (k) and (l);

          (b) clause 10.1(c) of the Mezzanine Credit Agreement occurring by reason of a breach of any of the representations and warranties in clauses 12.1(a), (c) and (g) to (j) of the Mezzanine Credit Agreement (and for these purposes the "Subject Documents" referred to in those clauses shall be deemed to be a reference to the Mezzanine Finance Documents and the Acquisition Documents only);

          "Outstandings" means, in relation to a Senior Lender at any time, the aggregate of that Senior Lender's participation in all Loans outstanding at that time (including interest on those Loans and all Contingent Liabilities and amounts due and payable (but unpaid) by an Obligor under Credit Facility C);

          "Principal Companies" means each of the companies listed in part 5 of schedule 1;

          "Priority Mezzanine Debt" means Mezzanine Debt (provided that the principal amount thereof does not exceed SEK150,000,000) other than Deferred Mezzanine Debt;

          "Priority Senior Debt" means Senior Debt (provided that the principal amount thereof does not exceed SEK2,500,000,000 together with any New Money Commitment not exceeding SEK150,000,000) other than Deferred Senior Debt;

          "Priority Subordinated Debt" means Subordinated Debt (provided that the principal amount thereof does not exceed (pound)20,000,000) other than Deferred Subordination Debt;

          "Recovery" means any monies received or recovered by a Senior Lender in any manner whatsoever in respect or on account of any Senior Debt after deducting:-

          (a) all reasonable costs and expenses (if any) incurred by that Senior Lender in effecting such recovery; and

          (b) any sums required by law or court order to be paid to third parties on account of claims preferred by law over claims of the Senior Lenders;

          "Relevant Mezzanine Default" has the meaning given to it in clause 5.5(d) (Permitted Enforcement Action);

          "Security Documents" means the Senior Security Documents and the Mezzanine Security Documents;

          "Senior Commitment" means in relation to a Senior Lender the aggregate of its Contributions under the Senior Credit Agreement;

          "Senior Credit Agreement" means the credit agreement dated on or about the date of this deed between (1) the Senior Lenders; (2) the Facility Agent; (3) Nobia Nordisk Bygginterior AB (as senior borrower and guarantor) and (4) the Parent (as guarantor) under which the Senior Lenders agreed to make available credit facilities of SEK 2,500,000,000 to, inter alia, the Borrower (as defined therein);

          "Senior Debt" means all money and liabilities now or in the future due, owing or incurred to any Senior Finance Party by any Obligor under any Senior Finance Document in any currency, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all accruing interest and all related losses and charges and any Additional Liabilities;

          "Senior Declared Default" means a Senior Default which has resulted in the Facility Agent exercising any of its rights under clause 11 (Default) of the Senior Credit Agreement;

          "Senior Default" means an Event of Default as defined in the Senior Credit Agreement;

          "Senior Discharge Date" means the date on which all Senior Debt has been fully discharged and all commitments of the Senior Finance Parties to the Obligors have expired in accordance with the Senior Finance Documents;

          "Senior Finance Documents" means the Senior Credit Agreement, the Senior Security Documents, this deed and any and all documents executed pursuant to one or more of these documents;

          "Senior Finance Parties" means the Facility Agent and each Senior Lender;

          "Senior Payment Default" means a failure by an Obligor to pay any sum (excluding fees, costs or expenses not exceeding (pound)5,000) under any Senior Finance Document on its due date;

          "Senior Security Documents" means the Security Documents as defined in the Senior Credit Agreement and all other documents creating or evidencing an Encumbrance for the benefit of any Senior Finance Party in respect of the obligations of any Obligor under any Senior Finance Document;

          "Standstill Period" has the meaning given to it in clause 5.5(d)(ii) (Permitted Enforcement Action);

          "Subordinated Debt" means all money and liabilities now or in the future due, owing or incurred to any Subordinated Lender by any Group Company under any Subordinated Document in any currency, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all accruing interest and all related costs, charges and expenses;

          "Subordinated Documents" means the Vendor Loan Agreement, this deed and any other document or agreement providing for the payment of any amount by any Group Company to a Subordinated Lender;

          "Subsidiary" means a subsidiary and a subsidiary undertaking as defined in sections 736 and 258 of the Companies Act 1985 respectively;

          "Transferee" has the meaning given to it in clause 20.2(a) (Assignments and transfers by Creditors); or

          "Transferor" has the meaning given to it in clause 20.2(a) (Assignments and transfers by Creditors).

          "Vendor Loan Agreement" means the vendor loan agreement dated on or about the date of this deed by which the Original Subordinated Lender agrees that part of the consideration payable under the Acquisition Documents in the amount of (pound)20,000,000 can remain outstanding as a loan by the Original Subordinated Lender to the Parent.

1.2      Construction

          In this deed, unless a contrary intention appears:-

          (a) a reference to any person is, where relevant, deemed to be a reference to or to include, as appropriate, that person's successors and permitted assignees or transferees;

          (b) references to clauses and schedules are references to, respectively, clauses of and schedules to this deed and references to this deed include its schedules;

          (c) a reference to (or to any specified provision of) any agreement or document (including a Finance Document) is to be construed as a reference to that agreement or document (or that provision) as it may be amended from time to time, but excluding for this purpose any amendment which is contrary to any provision of any Finance Document;

          (d) a reference to a statute, statutory instrument or accounting standard or any provision thereof is to be construed as a reference to that statute, statutory instrument or accounting standard or such provision thereof, as it may be amended or re-enacted from time to time;

          (e)       a time of day is a reference to London time;

          (f) the index to and the headings in this deed are inserted for convenience only and are to be ignored in construing this deed; and

          (g) the terms of the documents under which the Senior Debt, the Mezzanine Debt and the Subordinated Debt arises and of any side letters between an Obligor and the Creditors (or any of them) relating thereto are incorporated in this deed to the extent required for any purported disposition of the Charged Property contained in this deed to be a valid disposition under section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989;

          (h) the parties intend that this document shall take effect as a deed;

          (i) words importing the plural shall include the singular and vice versa; and

          (j) words and expressions defined in the Senior Credit Agreement shall have the same meanings when used in this deed until (and including) the Senior Discharge Date, and, after the Senior Discharge Date, words and expressions defined in the Mezzanine Credit Agreement shall have the same meanings when used in this deed.

1.3       Majority consents

          Any consent required to be given under this deed by the Facility Agent and/or the Mezzanine Facility Agent will only be given upon the instructions of the Majority Senior Creditors and/or the Majority Mezzanine Lenders (as the case may be) unless otherwise specified in any of the Finance Documents.

2.        RANKING OF DEBT

          The Debt will rank for all purposes and at all times in the following order:-

          (a)       first, the Priority Senior Debt;

          (b)       second, the Priority Mezzanine Debt;

          (c)       third, the Priority Subordinated Debt;

          (d)       fourth, the Deferred Senior Debt;

          (e)       fifth, the Deferred Mezzanine Debt; and

          (f)       sixth, the Deferred Subordinated Debt.

3.        COVENANT TO PAY BY OBLIGORS

          Subject to the provisions of this deed, each Obligor party to this deed covenants in favour of the Security Agent to pay the Senior Debt and the Mezzanine Debt to the Security Agent when the same falls due for payment provided that payment of the Senior Debt direct to the Facility Agent and the Mezzanine Debt direct to the Mezzanine Facility Agent (as the case may be) under the relevant Finance Documents will be a good discharge of this covenant.

4.        SENIOR DEBT

4.1       Amendments to Senior Finance Documents

          No Obligor party to this deed will and will procure that none of its Subsidiaries will nor any Senior Finance Party will, without the prior consent of the Mezzanine Facility Agent:-

          (a) agree to or take any action which would increase the rate of interest payable under any Senior Finance Document other than as contemplated by the terms of the Senior Credit Agreement as at the date of this deed (including under clause 8 (Indemnity) and clause 9 (Payments and Currency Option) of the Senior Credit Agreement;

          (b) change the basis on which interest or other amounts (including fees) are calculated under any Senior Finance Document as at the date of this deed, other than as a result of minor procedural or administrative changes arising in the ordinary course of the administration of the Senior Debt;

          (c) agree to or take any action which would make any principal or interest or other amount payable under any Senior Finance Document on a date earlier or more frequently than that provided in the relevant Senior Finance Document at the date of this deed, other than (i) as a result of procedural or administrative changes arising in the ordinary course of the administration of the Senior Debt or (ii) as a result of a Senior Default;

          (d) agree to or take any action to amend any Senior Finance Document which would result in any Obligor being subject to more onerous obligations (including financial covenants) as a whole than those existing at the date of this deed or which would conflict with any provision of this deed;

          (e) agree to or take any action which would be a waiver or release of any mandatory prepayment obligation under clauses
                    6.1 or 6.2 (Compulsory and Voluntary Repayment, Market Disruption and Cancellation) of the Senior Credit Agreement; or

          (f) charge, assign or otherwise transfer rights and/or obligations under any Senior Finance Document unless, simultaneously with that charge, assignment or transfer, the relevant transferee agrees to be bound by the provisions of this deed by entering into a Creditor Accession Deed.

4.2       Limits on priority of Senior Debt

          (a) The Senior Finance Parties may make available New Money Commitments without the prior consent of the Mezzanine Facility Agent or any other person provided that such New Money Commitments are made available under the Senior Credit Agreement by way of increasing the principal amount thereunder.

          (b)       If and to the extent that:-

                    (i) the total principal amount of the New Money Commitments exceeds SEK150,000,000; and/or

                    (ii) any principal amount of the New Money Commitments has a scheduled repayment date later than the sixth anniversary of the date of this deed;

                    then that excess and/or extended indebtedness will be "Deferred Senior Debt" for the purpose of this deed.

5.        MEZZANINE DEBT

5.1       Prohibited payments, guarantees and security

          Subject to clause 5.2 (Permitted payments), until after the Senior Discharge Date:-

          (a) no Obligor will, and each Obligor will procure that none of its Subsidiaries will, make, and no Mezzanine Finance Party will receive, any payment or distribution of any kind whatsoever in respect or on account of the Mezzanine Debt; and

          (b) no Obligor will, and each Obligor will procure that none of its Subsidiaries will, create or permit to subsist, and no Mezzanine Finance Party will receive from any Group Company, any Encumbrances over any asset of any Group Company or give or permit to subsist any guarantee in respect of any part of the Mezzanine Debt other than under the Security Documents or the Mezzanine Credit Agreement,

          in each case, without the prior consent of the Facility Agent.

5.2       Permitted payments

          Subject to clause 5.3 (Suspension of permitted payments), the Obligors may pay interest on the principal amount of the Mezzanine Debt together with any other amounts (including legal fees and taxes but not including any element of principal) under the Mezzanine Finance Documents (as in force at the date of this deed subject to any amendments which are permitted by this deed).

5.3       Suspension of permitted payments

          No payment which would otherwise be permitted under clause 5.2 (Permitted payments) may be made without the prior consent of the Facility Agent if a Major Senior Default has occurred and the Mezzanine Facility Agent has received a corresponding Default Notice from the Facility Agent until the earliest of:-

          (a) the date on which the Mezzanine Facility Agent receives notice from the Facility Agent that the relevant Major Senior Default has been waived or remedied;

          (b)       the Senior Discharge Date; and

          (c) subject to clause 5.8(b) the date on which a Mezzanine Finance Party takes Enforcement Action permitted by clauses
                    5.5 (Permitted Enforcement Action).

5.4       Restrictions on Enforcement Action

          Subject to clause 5.5 (Permitted Enforcement Action), until after the Senior Discharge Date, no Mezzanine Finance Party may take Enforcement Action in relation to any Mezzanine Debt without the prior consent of the Facility Agent.

5.5       Permitted Enforcement Action

          The restriction in clause 5.4 (Restrictions on Enforcement Action) will not apply to the Mezzanine Finance Parties if:-

          (a)       an Insolvency Event has occurred in respect of:

                    (i)       the Parent; or

                    (ii) any of the Principal Companies and the Mezzanine Facility Agent has obtained a valuation and made the determination in each case as contemplated by and in accordance with clause 5.5(d)(iii), and in each case for so long as it is continuing;

          (b) the Senior Lenders or the Facility Agent demand payment of or prematurely declare payable all or part of the Senior Debt owed to them, except that in these circumstances the Mezzanine Finance Parties may only exercise the rights set out in paragraph (a)(i) of the definition of Enforcement Action in clause 1.1 (Definitions);

          (c) the Majority Senior Creditors have enforced or instructed the Security Agent to enforce the security conferred by any Security Document; or

          (d) a Mezzanine Default (the "Relevant Mezzanine Default") has occurred (otherwise than under clause 10.1(h) (Default) of the Mezzanine Credit Agreement by reason of a Senior Default) and:-

                    (i) the Facility Agent has received a corresponding Default Notice from the Mezzanine Facility Agent;

                    (ii)      a period of not less than:

                              (A)       60 days in the case of a Mezzanine
                                        Payment Default;

                              (B) 90 days in the case of any Mezzanine Default under clause 10.1(b) of the Mezzanine Credit Agreement occurring by reason of a breach of the financial covenants contained in clauses 13.1(f) to (j) of the Mezzanine Credit Agreement unless the continuing payment of interest under clause 3 of the Mezzanine Credit Agreement has been approved by the Senior Lenders by notice in writing from the Facility Agent to the Mezzanine Facility Agent;

                              (C)       90 days in the case of any Major
                                        Mezzanine Default; or

                              (D)       120 days in the case of any Other
                                        Mezzanine Default,

                              has passed from the date of receipt by the Facility Agent of the relevant Default Notice (a "Standstill Period");

                    (iii)     the Mezzanine Facility Agent:

                              (A)       has obtained from an independent
                                        investment bank and/or firm of
                                        accountants, in each case of
                                        international standing, a valuation of
                                        the Guarantor's Group;

                              (B) provided a copy of that valuation to the Facility Agent; and

                              (C)       on the basis of that valuation
                                        determines (acting reasonably) having
                                        consulted with the Facility Agent (also
                                        acting reasonably) that the value of the Guarantor's Group if sold or otherwise disposed of at that time at the value shown in the valuation would be sufficient to repay the Senior Debt in full and to repay in whole or in part the Mezzanine Debt; and

                    (iv) at the end of the relevant Standstill Period, the Relevant Mezzanine Default is continuing and has not been waived by the Majority Mezzanine Lenders.

5.6       Subsequent Mezzanine Defaults

          The Mezzanine Finance Parties will have the right to take Enforcement Action under clause 5.5 (Permitted Enforcement Action) in relation to a Relevant Mezzanine Default notwithstanding that, at the time referred to in clause 5.5(d)(ii) (Permitted Enforcement Action) or at any later time, another Standstill Period has commenced as a result of a further Mezzanine Default.

5.7       Financial covenant defaults

          For the purposes of clause 5.5(d)(ii) (Permitted Enforcement Action), if the Relevant Mezzanine Default arose as a result of a breach of the financial covenants contained in clauses 13.1(f) to (j) of the Mezzanine Credit Agreement, it will be deemed remedied if the Parent has re-established compliance with all the provisions of clauses 13.1(f) to (j) as if the date (being the date on which compliance with such financial covenants was tested in accordance with the Mezzanine Credit Agreement) at which the covenant was in fact breached was deemed postponed to fall immediately prior to the point in time the Mezzanine Finance Parties (or any of them) propose to take Enforcement Action. For the avoidance of doubt, nothing in this clause 5.7 will prevent the Mezzanine Finance Parties from implementing the provisions of clause 5.5 (Permitted Enforcement Action) in respect of subsequent breaches of clauses 13.1(f) to (j) occurring after such full compliance has been re-established.

5.8       Turnover

          If at any time on or before the Senior Discharge Date:-

          (a) any Mezzanine Finance Party receives or recovers a payment or distribution of any kind whatsoever in respect or on account of any Mezzanine Debt which is not permitted by clause 5.2 (Permitted payments);

          (b) any Mezzanine Finance Party receives or recovers proceeds pursuant to any Enforcement Action;

          (c) any Group Company makes any payment or distribution of any kind whatsoever in relation to the purchase or other acquisition of any Mezzanine Debt; or

          (d) any Mezzanine Debt is discharged by set-off, combination of accounts or otherwise,

          the recipient or beneficiary of that payment, distribution, set-off or combination will promptly pay all amounts and distributions received to the Security Agent for application under clause 10.1 (Application) after deducting the costs, liabilities and expenses (if any) reasonably incurred in recovering or receiving that payment or distribution and, pending that payment, will hold those amounts and distributions on trust for the Security Agent.

5.9       No reduction or discharge

          As between the Obligors and the Mezzanine Finance Parties, the Mezzanine Debt will be deemed not to have been reduced or discharged to the extent of any payment or distribution to the Security Agent under clause 5.8 (Turnover).

5.10      Indemnity

          The Obligors party to this deed will fully indemnify each Mezzanine Finance Party upon demand for the amount of any payment or distribution to the Security Agent under clause 5.8 (Turnover).

5.11      Subrogation of Mezzanine Lenders

          (a) If the Senior Debt is wholly or partially paid out of any proceeds received in respect or on account of the Mezzanine Debt owing to one or more of the Mezzanine Finance Parties, those Mezzanine Finance Parties will to that extent be subrogated to the rights of the Senior Lenders in respect of the Senior Debt so paid, including all Encumbrances and guarantees for that Senior Debt, but the Mezzanine Finance Parties may not exercise those subrogation rights on or before the Senior Discharge Date without the prior written consent of the Facility Agent.

          (b) Each Senior Finance Party will give such assistance to the Mezzanine Finance Parties as the Mezzanine Facility Agent and/or the Security Agent may reasonably require in exercising those rights of subrogation (to the extent possible under applicable law), provided that each such Senior Finance Party is indemnified on demand to its reasonable satisfaction by the Mezzanine Finance Parties against any costs, expenses and liabilities that it incurs in relation to giving that assistance.

5.12      Amendments to Mezzanine Finance Documents

          Until after the Senior Discharge Date, no Obligor and each Obligor will procure that none of its Subsidiaries will nor any Mezzanine Finance Party will, without the prior written consent of the Facility Agent:-

          (a) agree to or take any action which would increase the rate of interest payable under any Mezzanine Finance Document or otherwise increase the cost to the Obligors of the Mezzanine Debt other than as contemplated by the terms of the Mezzanine Credit Agreement as at the date of this deed (including under clauses 7 (Indemnity) and 8 (Payments) of the Mezzanine Credit Agreement);

          (b) change the basis on which interest or other amount (including fees) is calculated under any Mezzanine Finance Document, other than as a result of minor procedural or administrative changes arising in the ordinary course of the administration of the Mezzanine Debt;

          (c) agree to or take any action which would make any principal or interest or other amount payable under any Mezzanine Finance Document on a date earlier or more frequently than that provided in the relevant Mezzanine Finance Document at the date of this deed, other than (i) as a result of minor procedural or administrative changes arising in the ordinary course of the administration of the Mezzanine Debt, or (ii) Enforcement Action permitted in accordance with clause 5.5 (Permitted Enforcement Action);

          (d) agree to or take any action to amend any Mezzanine Finance Document which would result in any Obligor being subject to more onerous obligations (including financial covenants) as a whole than those existing at the date of this deed or which would conflict with any provision of this deed; or

          (e) charge, assign or otherwise transfer rights and/or obligations under any Mezzanine Finance Document, unless simultaneously with that charge, assignment or transfer the relevant transferee agrees to be bound by the provisions of this deed by entering into a Creditor Accession Deed.

5.13      Limits on Priority of Mezzanine Debt:

          If and to the extent that:

          (a) the total principal amount of the Mezzanine Debt exceeds SEK150,000,000;

          (b) any principal amount of the Mezzanine Debt has a scheduled repayment date later than the Final Maturity Date (as defined in the Vendor Loan Agreement as at the date of this deed),

          then that excess and/or extended indebtedness will be the "Deferred Mezzanine Debt" for the purpose of this deed.

6.        SUBORDINATED DEBT

6.1       Prohibited payments, guarantees and security

          Subject to clause 6.2 (Permitted payments), until after the Final Discharge Date:-

          (a) no Obligor will, and each Obligor will procure that none of its Subsidiaries will, make, and no Subordinated Lender will receive, any payment or distribution of any kind whatsoever in respect or on account of the Subordinated Debt; and

          (b) no Obligor will, and each Obligor will procure that none of its Subsidiaries will, create or permit to subsist, and no Subordinated Lender will receive from any Group Company, any Encumbrance over any asset of any Group Company or give or permit to subsist any guarantee in respect of any part of the Subordinated Debt, in each case, without the prior consent of the Mezzanine Facility Agent and (if on or before the Senior Discharge Date) the Facility Agent.

6.2       Permitted payments

          Subject to clause 6.3 (Suspension of permitted payments), the Obligors may pay interest on the principal amount of the Subordinated Debt.

6.3       Suspension of permitted payments

          No payment which would otherwise be permitted under clause 6.2 (Permitted payments) may be made without the prior consent of the Mezzanine Facility Agent and (if on or before the Senior Discharge
          Date) the Facility Agent, if a Major Senior Default, a Major Mezzanine Default, an Other Mezzanine Default but only in relation to any of clauses 12.1(h) and (j) and 13.1(c) and (l) and/or a Mezzanine Default in relation to any of clauses 13.1(f), (g), (h), (i) and (j) of the Mezzanine Credit Agreement has occurred until the earliest of:

          (a) the date on which the Subordinated Lenders receive notice from each of the Facility Agent and the Mezzanine Facility Agent that:

                    (i)       the relevant Default has been waived or remedied;
                              and

                    (ii) the Parent has demonstrated at any time thereafter to the satisfaction of the Agents (acting reasonably) that:

                              (A) if the relevant Default(s) arose as a result of a breach of the financial covenants contained in clauses 14.1(f) to (j) of the Senior Credit Agreement and/or clauses 13.1(f) to (j) of the Mezzanine Credit Agreement, it has re-established compliance with all the provisions of clause 14.1(f) to (j) of the Senior Credit Agreement and/or clause 13.1(f) to (j) of the Mezzanine Credit Agreement (as the case may be);

                              (B)       all the provisions of clauses 14.1(f) to
                                        (i) of the Senior Credit Agreement and
                                        clauses 13.1(f) to (i) of the Mezzanine
                                        Credit Agreement will be complied with,
                                        in the case of clauses 14.1(f), (g) and
                                        (i) of the Senior Credit Agreement and
                                        clauses 13.1(f), (g) and (i) of the
                                        Mezzanine Credit Agreement for the then
                                        current financial year and in the case
                                        of clause 14.1(h) of the Senior Credit
                                        Agreement and clause 13.1(h) of the
                                        Mezzanine Credit Agreement for the then
                                        current quarter and each subsequent
                                        quarter remaining in that financial
                                        year;

                              (C) in the event that there is any dispute between either of the Agents and the Parent as to whether the clauses referred to in paragraphs (A) and (B) above have been or will be complied with as referred to in those paragraphs, such dispute shall be referred to the Parent's auditors and the parties to this agreement agree that any determination of the Parent's auditors as to such compliance will be conclusive and binding on such parties except in the case of manifest error;

          (b)       the Final Discharge Date.

6.4       Restrictions on Enforcement Action

          Subject to clause 6.5 (Permitted Enforcement Action), until after the Final Discharge Date, no Subordinated Lender may take Enforcement Action in relation to any Subordinated Debt without the prior consent of the Mezzanine Facility Agent and (if on or before the Senior Discharge Date) the Facility Agent.

6.5       Permitted Enforcement Action

          The restriction in clause 6.4 (Restrictions on Enforcement Action) will not apply to the Subordinated Lenders if:

          (a) no Default is continuing which has not been waived or remedied; and

          (b) the Parent has failed to pay interest in respect of the Subordinated Debt in accordance with clause 6 of the Vendor Loan Agreement,

          except that in these circumstances the Subordinated Lenders may only:

                    (i) demand, claim and commence legal proceedings against the Parent in respect of the amount of such interest; and

                    (ii) file claims and proofs upon the occurrence of an Insolvency Event in relation to the Parent;

6.6       Turnover

          If at any time on or before the Final Discharge Date:-

          (a) any Subordinated Lender receives or recovers a payment or distribution of any kind whatsoever in respect or on account of any Subordinated Debt which is not permitted by clause
                    6.2 (Permitted payments);

          (b) any Subordinated Lender receives or recovers proceeds pursuant to any Enforcement Action;

          (c) any Group Company makes any payment or distribution of any kind whatsoever in respect or on account of the purchase or other acquisition of any Subordinated Debt; or

          (d) any Subordinated Debt is discharged by set-off, combination of accounts or otherwise,

          the recipient or beneficiary of that payment, distribution, set-off or combination will promptly pay all amounts and distributions received to the Security Agent for application under clause 10.1 (Application) after deducting the costs, liabilities and expenses (if any) reasonably incurred in recovering or receiving that payment or distribution and, pending that payment, will hold those amounts and distributions on trust for the Security Agent.

6.7       No reduction or discharge

          As between the Obligors and the Subordinated Lender, the Subordinated Debt will be deemed not to have been reduced or discharged to the extent of any payment or distribution to the Security Agent under clause 6.6 (Turnover).

6.8       Indemnity

          The Obligors party to this deed will fully indemnify each Subordinated Lender upon demand for the amount of any payment or distribution to the Security Agent under clause 6.6 (Turnover).

6.9       No subrogation of Subordinated Lenders

          The Subordinated Lenders will not in any circumstances be subrogated to any right of the Senior Lenders or the Mezzanine Lenders or any Encumbrance or guarantee arising under the Finance Documents.

6.10      Amendments to Subordinated Documents

          No Obligor and each Obligor will procure that its Subsidiaries will not nor any Subordinated Lender will, on or before the Final Discharge Date, without the prior written consent of the Mezzanine Facility Agent and (if on or before the Senior Discharge Date) the Facility Agent:-

          (a) agree to or take any action which would make any principal, interest, distribution or other sum payable under any Subordinated Document on a date earlier or more frequently than that provided in the relevant Subordinated Document at the date of this deed;

          (b) agree to or take any action to amend any Subordinated Document which would result in any Obligor being subject to more onerous obligations (including financial covenants) as a whole than those existing at the date of this deed or which would conflict with any provision of this deed; or

          (c) charge, assign or otherwise transfer rights and/or obligations under any Subordinated Document, unless simultaneously with that charge, assignment or transfer the relevant transferee agrees to be bound by the provisions of this deed by entering into a Creditor Accession Deed;

6.11      Limits on Priority of Subordinated Debt:

          If and to the extent that:

          (a) the total principal amount of the Subordinated Debt exceeds(pound)20,000,000;

          (b) any principal amount of the Subordinated Debt has a scheduled repayment date later than the Final Maturity Date (as defined in the Vendor Loan Agreement as at the date of this deed),

          then that excess and/or extended indebtedness will be "Deferred Subordinated Debt" for the purposes of this deed.

7.        PRIORITY OF SECURITY

7.1       Senior Debt and Mezzanine Debt

          All security conferred on the Finance Parties by the relevant Security Documents will for all purposes and at all times:-

          (a)       secure the Senior Debt in priority to the Mezzanine Debt;
                    and

          (b) rank as security for the Senior Debt in priority to the security for the Mezzanine Debt, regardless of the date or order of registration or execution of the relevant Security Document.

8.        ENFORCEMENT OF SECURITY

8.1       Enforcement on or before Senior Discharge Date

          Until after the Senior Discharge Date, the Security Agent shall act in relation to the Security Documents in accordance with the instructions of the Majority Senior Creditors which shall override any conflicting instructions given by or on behalf of the Majority Mezzanine Lenders, provided that where, under clause 5.5 (Permitted Enforcement Action) the Mezzanine Finance Parties are permitted to take Enforcement Action and the Senior Finance Parties have taken no Enforcement Action in relation to the Security Documents, the Security Agent shall act in accordance with the instructions of the Majority Mezzanine Lenders in relation to the relevant Security Documents.

8.2       Enforcement after Senior Discharge Date

          After the Senior Discharge Date but until after the Mezzanine Discharge Date, the Security Agent shall act in accordance with the instructions of the Majority Mezzanine Lenders in relation to the Security Documents.

8.3       Exemption

          No Senior Finance Parties shall be responsible to the Mezzanine Finance Parties or the Subordinated Lenders, and no Mezzanine Finance Party shall be responsible to the Subordinated Lenders (as the case may be), for any instructions given or not given to the Security Agent in relation to the Security Documents, provided in each case they act in good faith.

8.4       Authority of Security Agent

          (a)       If in connection with any Enforcement Action:-

                    (i) the Security Agent sells or otherwise disposes of (or proposes to sell or otherwise dispose of) any asset under any Security Document; or

                    (ii) a Group Company sells or otherwise disposes of (or proposes to sell or otherwise dispose of) any asset at the request of the Security Agent,

                    the Security Agent is hereby authorised by each Creditor:-

                              (A) to release in any manner whatsoever any Encumbrance created by the Security Documents over the relevant asset; and

                              (B) (if the relevant asset comprises all of the shares in the capital of a Group Company) to release in any manner whatsoever that Group Company from all past, present and future liabilities (both actual and contingent) and/or the obligations in its capacity as a guarantor or borrower of the whole or any part of the Debt and to release any Encumbrance granted by that Group Company over any asset under any Security Document.

          (b) Each Creditor hereby undertakes in favour of the Security Agent to execute any releases or other documents and take any action which the Security Agent may reasonably require in order to give effect to the provisions of clause 8.4(a).

          (c) The release of any Group Company as contemplated in clause 8.4(a) will not affect or otherwise reduce the obligations and/or liabilities of any other Group Company to the Creditors.

9.        SUBORDINATION ON INSOLVENCY

9.1       Subordination

          Upon the occurrence of an Insolvency Event in relation to an Obligor, the claims against that Obligor:-

          (a) in respect of Priority Mezzanine Debt will be subordinate in right of payment to the claims against that Obligor in respect of Priority Senior Debt;

          (b) in respect of Priority Subordinated Debt will be subordinate in right of payment to the claims against that Obligor in respect of Priority Senior Debt and Priority Mezzanine Debt;

          (c) in respect of Deferred Senior Debt will be subordinate in right of payment to the claims against that Obligor in respect of Priority Senior Debt, Priority Mezzanine Debt and Priority Subordinated Debt;

          (d) in respect of Deferred Mezzanine Debt will be subordinate in right of payment to the claims against that Obligor in respect of Priority Senior Debt, Priority Subordinated Debt, and Deferred Senior Debt;

          (e) in respect of Deferred Subordinated Debt will be subordinate in right of payment to the claims against that Obligor in respect of Priority Senior Debt, Priority Mezzanine Debt, Priority Subordinated Debt, Deferred Senior Debt and Deferred Mezzanine Debt.

          Nothing in this Deed shall be interpreted to the effect that the Debt (or any part thereof) shall rank after such other unsecured debt as an Obligor may have from time to time

9.2       Distributions

          Upon the occurrence of an Insolvency Event in relation to an Obligor, the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of that Obligor or their proceeds shall be directed by the Mezzanine Finance Parties and the Subordinated Lenders to pay distributions of any kind in relation to the Mezzanine Debt and the Subordinated Debt respectively direct to the Security Agent until the Senior Debt and the Mezzanine Debt are paid in full.

10.       APPLICATION OF RECOVERIES

10.1      Application

          All proceeds of enforcement of the security conferred by the Security Documents, all recoveries by the Security Agent under guarantees of the Debt and all amounts paid to the Security Agent under this deed (whether under the turnover provisions or otherwise) shall be applied in the following order:-

          (a) first, in payment of unpaid fees, costs and expenses (including interest on them recoverable under the Security Documents) incurred by or on behalf of the Security Agent (and any receiver, adviser or agent appointed by it) and the remuneration of the Security Agent and its advisers and agents under the Security Documents;

          (b) second, in payment of unpaid costs and expenses incurred by or on behalf of the Senior Finance Parties in connection with enforcement of the Security Documents;

          (c) third, in payment to the Facility Agent for application towards unpaid and outstanding Priority Senior Debt (including amounts due to the Facility Agent);

          (d) fourth, in payment of unpaid costs and expenses incurred by or on behalf of the Mezzanine Finance Parties in connection with enforcement of the Mezzanine Security Documents;

          (e) fifth, in payment to the Mezzanine Facility Agent for application towards unpaid and outstanding Priority Mezzanine Debt (including amounts due to the Mezzanine Facility Agent);

          (f) sixth, in payment to the Subordinated Lenders for application towards unpaid and outstanding Priority Subordinated Debt;

          (g) seventh, in payment to the Facility Agent for application towards outstanding Deferred Senior Debt; and

          (h) eighth, in payment to the Mezzanine Facility Agent for application towards outstanding Deferred Mezzanine Debt;

          (i) ninth, in payment to the Subordinated Lenders for application towards outstanding Deferred Subordinated Debt;

          (j) tenth, in payment of the surplus (if any) to the relevant Obligors or other person entitled to it,

          and pending that application shall be held on trust by the Security Agent for the beneficiaries entitled to it.

10.2      Appropriations

          Each Senior Finance Party (until after the Senior Discharge Date) and each Mezzanine Finance Party (until after the Mezzanine Discharge
          Date) may (subject in each case to the provisions of this deed and the other Finance Documents):-

          (a) apply any moneys received under this deed to any item of account or liability in respect of the Senior Debt and the Mezzanine Debt (as the case may be) in any order or manner which it may determine; and

          (b) hold any moneys received under this deed in a suspense account (bearing interest at a market rate usual for accounts of that type) unless and until those moneys are sufficient in aggregate in order to bring about the Senior Discharge Date or the Mezzanine Discharge Date (as the case may be).

11.       PROTECTION OF SUBORDINATION

11.1      Continuing subordination

          The subordination provisions in this deed constitute a continuing subordination and benefit to the ultimate balance of the Senior Debt and the Mezzanine Debt respectively regardless of any intermediate payment or discharge of the Senior Debt or the Mezzanine Debt (as the case may be) in whole or in part.

11.2      Waiver of defence

          The subordination and priority provisions in this deed will not be affected by any act, omission or circumstance which (but for this provision) may operate to release or otherwise exonerate the Mezzanine Finance Parties, the Subordinated Lenders, and/or the Obligors from their obligations under this deed or otherwise affect those subordination and priority provisions, including:-

          (a) any time or indulgence granted to or composition with any Obligor or any other person;

          (b) the taking, amendment, compromise, renewal or release of or refusal to enforce any rights, remedies or securities against or granted by any Obligor or other Group Company or any other person;

          (c) any legal limitation, disability, incapacity or other circumstance relating to any Obligor or any other person or any amendment to the terms of this deed or any other document or security (including the Finance Documents and the Subordinated Documents); or

          (d) any fluctuation in or partial repayment or prepayment of the Senior Debt or the Mezzanine Debt.

12.       STATUS OF OBLIGORS

12.1      Obligors' role

          Each Obligor, and Subordinated Lender is party to this deed in order to acknowledge the priorities, rights and obligations set out in this deed and undertakes not to take or agree to take any action which may in any way prejudice or affect the enforcement of the provisions of this deed or do anything which would be inconsistent with any provision of this deed.

12.2      No rights

          No Obligor, or (other than as expressly set out in this agreement) Subordinated Lender shall have any rights under this deed and none of the undertakings in this deed on the part of the Senior Finance Parties or the Mezzanine Finance Parties are given (or deemed to be given) to or for the benefit of any Obligor, or Subordinated Lender.

13.       CONSENTS AND WAIVERS UNDER FINANCE DOCUMENTS

13.1      Senior consents

          If a Senior Finance Party or the Majority Senior Creditors (as the case may be) give a consent or waive a right under or in relation to any Senior Finance Document in circumstances where the relevant Obligor is required to obtain a corresponding consent or waiver under or in relation to the provisions of any Subordinated Document, that consent or waiver, if given under the relevant Senior Finance Document, shall automatically operate as a consent or waiver (as the case may be) given under the relevant Subordinated Document.

13.2      Mezzanine consents

          If a Mezzanine Finance Party or the Majority Mezzanine Lenders (as the case may be) give a consent or waive a right under or in relation to any Mezzanine Finance Document in circumstances where the relevant Obligor is required to obtain a corresponding consent or waiver under or in relation to the provisions of any Subordinated Document, that consent or waiver, if given under the relevant Mezzanine Finance Document, shall automatically operate as a consent or waiver (as the case may be) given under the relevant Subordinated Document.

14.       REPRESENTATIONS AND WARRANTIES

          Each party to this deed represents and warrants to and for the benefit of each of the other parties to this deed that it:-

          (a) is duly established and (if a company) duly incorporated and validly existing with limited liability under the laws of the place of its incorporation and has the power to own its assets and carry on its business;

          (b) has the power and capacity to enter into and comply with its obligations under this deed; and

          (c)       has taken all necessary action:-

                    (i) to authorise the entry into and compliance with its obligations under this deed;

                    (ii) to ensure that its obligations under this deed are valid, legally binding and enforceable in accordance with their terms; and

                    (iii) to make this deed admissible in evidence in the courts of England.

15.       INFORMATION AND CO-OPERATION

15.1      Defaults

          Upon the Facility Agent or the Mezzanine Facility Agent becoming aware of the occurrence of a Default, that Agent will promptly notify the other Agent in writing of that Default (a "Default Notice") and will promptly notify the Vendor (but excluding for this purpose any Transferee of the Vendor) in writing of that Default;

15.2      Waiver of Defaults

          Upon the waiver or remedy of a Default in accordance with the Finance Documents, the Facility Agent or the Mezzanine Facility Agent (as the case may be) will promptly notify the other Agent, and the Vendor (but excluding for this purpose any Transferee of the Vendor) in writing of that waiver or remedy.

15.3      Other Information

          The Parent (on behalf of itself and each other Group Company) authorises each Creditor to disclose to each other Creditor all information relating to it or the Guarantor's Group and/or the Borrower's Group in each case as a whole coming into the possession of that Creditor in connection with any Finance Document or Subordinated Document (including the respective amounts of Debt outstanding from time to time).

15.4      Co-operation

          Each party to this deed undertakes to use all reasonable endeavours to ensure that any and all Encumbrances now or in the future held or obtained from any Group Company in relation to the Senior Debt or the Mezzanine Debt shall be constituted by the relevant Security Documents.

15.5      Consultation

          The Agents shall, so far as practicable in the circumstances, consult with each other:-

          (a) before taking any formal steps to exercise any remedy against any Group Company or take other Enforcement Action; and

          (b) generally with regard to significant matters affecting the rights of the parties as regulated by this deed, but nothing in this clause 15.5 or elsewhere in this deed will invalidate or otherwise affect any action or step taken without any such consultation, provided that if either Agent fails to consult with the other Agent no party to this deed shall have any recourse whatsoever to such Agent as a result of such failure whether by the commencement of legal proceedings or otherwise.

15.6      Ranking overseas

          Each party to this deed undertakes to use all reasonable endeavours to ensure that the provisions of this deed as to the relative ranking of priorities and subordination as between the Creditors shall be given effect to in all relevant jurisdictions.

15.7      Notification of breach

          Each party to this deed will notify each Agent and the Subordinated Lenders of any breach of the provisions of this deed promptly upon that party becoming aware of that breach.

16.       ATTORNEY

16.1      Facility Agent

          Each Mezzanine Finance Party, and each Subordinated Lender irrevocably and by way of security appoints the Facility Agent as its attorney (with full power of substitution and delegation) in its name and on its behalf to do anything which it has authorised the Security Agent to do under this deed and/or is required and legally able to do under this deed but has failed to do.

16.2      Mezzanine Facility Agent

          Each Subordinated Lender, and each Obligor irrevocably and by way of security appoints the Mezzanine Facility Agent as its attorney (with full power of substitution and delegation) in its name and on its behalf to do anything which it has authorised the Mezzanine Facility Agent or the Security Agent to do under this deed and/or is required and legally able to do under this deed but has failed to do, provided that the Mezzanine Facility Agent shall not exercise or purport to exercise that power until after the Senior Discharge Date without the prior written consent of the Facility Agent.

17.       APPOINTMENT AND DUTIES OF SECURITY AGENT

17.1      Appointment

          (a)       Each Finance Party:-

                    (i) appoints Svenska Handelsbanken AS (publ) as Security Agent to act as its security agent for the purposes of the relevant Security Documents and this deed; and

                    (ii) irrevocably authorises the Security Agent for and on its behalf to exercise the rights, powers and discretions which are specifically delegated to it by the terms of the Security Documents and this deed, together with all rights, powers and discretions which are incidental thereto and to give a good discharge for any moneys payable under the Security Documents.

          (b) The Security Agent will act solely as agent for the Finance Parties in carrying out its functions as agent under the relevant Security Documents and this deed and will exercise the same care as it would in dealing with a credit for its own account.

          (c) The relationship between the Finance Parties and the Security Agent is that of principal and agent only. The Security Agent shall not have, nor be deemed to have, assumed any obligations to, or trust or fiduciary relationship with, any party to this deed other than those for which specific provision is made by the Security Documents and this deed.

17.2      Security Agent's duties

          The Security Agent shall:-

          (a) send to each Beneficiary details of each communication delivered to it by an Obligor for that Beneficiary under this deed or any Security Document as soon as reasonably practicable after receipt;

          (b) subject to those provisions of this deed which require the consent of all Beneficiaries or all of a particular category of the Beneficiaries, act in accordance with any instructions given as provided in clause 8 (Enforcement of security) or, if so instructed under clause 8 (Enforcement of security), refrain from exercising a right, power or discretion vested in it under this deed or any Security Document; and

          (c) have only those duties, obligations and responsibilities expressly specified in this deed or the Security Documents.

17.3      Communications and information

          All communications to an Obligor in connection with the Security Documents are to be made by or through the Security Agent. Each Beneficiary will notify the Security Agent of, and provide the Security Agent with a copy of, any communication between that Beneficiary, an Obligor or any other Finance Party on any matter concerning this deed or the Security Documents.

17.4      Termination and resignation of Security Agent

          (a) The Security Agent may resign its appointment at any time by giving notice to the Beneficiaries and the Parent.

          (b)       A successor Security Agent shall be selected:-

                    (i) by the retiring Security Agent nominating one of its Affiliates following consultation with the Parent as successor Security Agent in its notice of resignation;

                    (ii) if the retiring Security Agent makes no such nomination, by the Beneficiaries nominating a Beneficiary acting through an office in Sweden as successor Security Agent (following consultation with the Parent); or

                    (iii) if the Beneficiaries have failed to nominate a successor Security Agent within 30 days of the date of the retiring Security Agent's notice of resignation, by the retiring Security Agent (following consultation with the Parent) nominating a financial institution of good standing acting through an office in Sweden to be the successor Security Agent.

          (c) The Majority Senior Creditors may and (after the Senior Discharge Date) the Majority Mezzanine Lenders may, at any time with the consent of the Parent (such consent not to be unreasonably withheld or delayed) by 30 days prior notice to the Security Agent and the Parent terminate the appointment of the Security Agent and appoint a successor Security Agent.

          (d) The resignation of the retiring Security Agent and the appointment of the successor Security Agent will become effective only upon the successor Security Agent accepting its appointment as Security Agent, and upon the execution of all deeds and documents necessary to substitute the successor as holder of the security comprised in the Security Documents, at which time:-

                    (i) the successor Security Agent will become bound by all the obligations of the Security Agent and become entitled to all the rights, privileges, powers, authorities and discretions of the Security Agent under this deed;

                    (ii) the agency of the retiring Security Agent will terminate (but without prejudice to any liabilities which the retiring Security Agent may have incurred prior to the termination of its agency);

                    (iii) the retiring Security Agent will be discharged from any further liability or obligation under or in connection with this deed or the Security Documents.

          (e) The retiring Security Agent will co-operate with the successor Security Agent in order to ensure that its functions are transferred to the successor Security Agent without disruption to the service provided to the Beneficiaries and the Parent and will promptly make available to the successor Security Agent the documents and records which have been maintained in connection with this deed and the Security Documents in order that the successor Security Agent is able to discharge its functions.

          (f) The provisions of this deed will continue in effect for the benefit of any retiring Security Agent in respect of any actions taken or omitted to be taken by it or any event occurring before the termination of its agency.

17.5      Role of the Security Agent

          The Security Agent and the Beneficiaries will apply all payments and other benefits received by it under the relevant Security Documents in accordance with this deed.

17.6      Change of office of Security Agent

          The Security Agent may at any time in its sole discretion by notice to each Beneficiary and the Parent designate a different office in Sweden from which its duties as Security Agent will be performed from the date of notification.

18.       COSTS AND EXPENSES

18.1      Indemnity

          The Obligors party to this deed will indemnify each of the Creditors on demand from and against any loss which any such party may incur in connection with the negotiation, preparation, execution, amendment, release and/or enforcement or attempted enforcement of, or preservation of any such parties rights' under this deed, including any present or future stamp or other taxes or duties and any penalties or interest with respect thereto which may be imposed by any competent jurisdiction in connection with the execution or enforcement of this deed or in consequence of any payment being made under this deed (whether made by an Obligor or a third person) being impeached or declared void for any reason whatsoever.

18.2      Interest

          Amounts payable under clause 18.1 (Indemnity) which are not paid on demand shall carry default interest at the Default Rate both before and after judgment, from the date of demand and shall form part of the relevant Debt. All such default interest shall be compounded with monthly rests.

19.       NOTICES

19.1      Mode of service

          (a) Except as specifically provided otherwise in this deed, any notice, demand, consent, agreement or other communication (a "Notice") to be served under or in connection with this deed will be in writing and will be made by letter or by facsimile transmission to the party to be served.

          (b) The address and facsimile number of each party to this deed for the purposes of clause 19.1(a) are:-

                    (i) the address and facsimile number shown immediately after its name on the signature pages of this deed (in the case of any person who is a party as at the date of this deed);

                    (ii) the address and facsimile number notified by that party for this purpose to the Security Agent on or before the date it becomes a party to this deed (in the case of any person who becomes a party after the date of this deed); or

                    (iii) any other address and facsimile number notified by that party for this purpose to the Security Agent by not less than five Business Days' notice.

          (c) Any Notice to be served by any Obligor on a Finance Party will be effective only if it is expressly marked for the attention of the department or officer (if any) specified in conjunction with the relevant address and facsimile number referred to in clause 19.1(b).

19.2      Deemed service

          (a) Subject to clause 19.2(b), a Notice will be deemed to be given as follows:-

                    (i) if by letter, when delivered personally or on actual receipt; and

                    (ii)      if by facsimile, when delivered.

          (b) A Notice given under clause 19.2(a) but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

20.       CHANGES TO PARTIES

20.1      Assignment and transfers by the Obligors

          No Obligor may assign or transfer all or any part of its rights, benefits or obligations under this deed.

20.2      Assignments and transfers by Creditors

          (a) A Creditor (in this capacity the "Transferor") may at any time assign any of its rights under this deed or transfer any of its rights and obligations under this deed to any person (a "Transferee") to whom a Transferor is permitted to assign or transfer rights, benefits and obligations under the Finance Documents or the Subordinated Documents (as the case may be) provided that a Subordinated Lender may not assign any of its rights under this deed or transfer any of its rights under this deed to a potential Transferee without the prior written consent of each of the Agents, such consent not to be unreasonably withheld or delayed. It is agreed that it will be reasonable for each of the Agents to withhold its consent if it considers that the potential Transferee is not a reputable financial institution.

          (b) An assignment or transfer will only be effective if the Security Agent executes a Creditor Accession Deed duly completed and signed on behalf of the Transferee under which the

                    Transferee agrees to be bound by all of the terms of this deed as if it had originally been party to this deed as a Finance Party or a Subordinated Lender (as the case may be).

          (c) Each of the parties to this deed (other than the Transferee) irrevocably authorises the Security Agent to execute on its behalf any Creditor Accession Deed which has been duly completed and executed on behalf of the Transferee.

          (d) The Security Agent will promptly notify the other parties to this deed of the receipt and execution by it on their behalf of any Creditor Accession Deed.

20.3      Benefit of deed

          This deed will be binding upon, and enure for the benefit of, each party to it and its or any subsequent successors or assigns.

21.       MISCELLANEOUS

21.1      Certificates conclusive

          Save as expressly provided otherwise in any Finance Document, a certificate, determination, notification or opinion of the Security Agent any Finance Party stipulated for in this deed or any Finance Document as to any rate of interest or any other amount payable under any Finance Document will be conclusive and binding on each Obligor, except in the case of manifest error.

21.2      No implied waivers

          (a) No failure or delay by any Finance Party in exercising any right, power or privilege under this deed will operate as a waiver of that right, power or privilege, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise of that right, power or privilege, or the exercise of any other right, power or privilege.

          (b) The rights and remedies provided in this deed are cumulative and not exclusive of any rights and remedies provided by law and all those rights and remedies will, except where expressly provided otherwise in this deed, be available to the Finance Parties severally and any Finance Party shall be entitled to commence proceedings in connection with those rights and remedies in its own name.

          (c) A waiver given or consent granted by any Finance Party under this deed will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

21.3      Invalidity of any provision

          (a) If any provision of this deed is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

          (b) Without prejudice to the generality of paragraph (a) above, the obligations of any Obligor under this deed will not extend beyond a point where they would cause the infringement of section 151 of the Companies Act 1985 (in the case of an Obligor incorporated in the United Kingdom) or any similar enactments or provisions in any other jurisdiction (in the case of an Obligor incorporated outside the United Kingdom).

21.4      Counterparts

          This deed may be executed in any number of counterparts and all of those counterparts taken together shall be deemed to constitute one and the same instrument.

21.5      Perpetuity period

          The perpetuity period applicable to the trusts created by this deed is 80 years.

21.6      Failure to execute

          Failure by one or more parties ("Non-Signatories") to execute this deed on the date of this deed will not invalidate the provisions of this deed as between the other parties who do execute this deed. Any Non-Signatories may execute this deed (or a counterpart of this deed) on a subsequent date and will thereupon become bound by its provisions.

21.7      Third party rights

          The Contracts (Rights of Third Parties) Act 1999 shall not apply to this deed and no person other than the parties to this deed shall have any rights under it, nor shall it be enforceable under that Act by any person other than the parties to it.

22.       GOVERNING LAW AND SUBMISSION TO JURISDICTION

22.1      Governing law

          This deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this deed) shall be governed by, and construed in accordance with, English law.

22.2      Submission to jurisdiction

          For the benefit of each party to this deed, each other party to this deed irrevocably submits to the jurisdiction of the courts in England for the purpose of hearing and determining any dispute arising out of this deed and for the purpose of enforcement of any judgment against its assets.

22.3      Freedom of choice

          The submission to the jurisdiction of the courts referred to in clause
          22.2 (Submission to Jurisdiction) shall not (and shall not be construed so as to) limit the right of the Security Agent or any Finance Party to take proceedings against any Obligor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

22.4      Service of process

          Without prejudice to any other permitted mode of service, each Obligor agrees that service of any claim form, notice or other document for the purpose of any proceedings in such courts shall be duly served upon it if delivered or sent by registered post to Vinge at 42 New Broad Street, London EC2M 1JD (marked for the attention of Maria-Pia Midenback Hope) or such other address in England or Wales as the Parent may notify from time to time to the Facility Agent.

IN WITNESS whereof this deed has been duly executed on the date first above written.

                                   SCHEDULE 1
                           Part 1 - Original Borrowers

            Name                   Place of incorporation      Registered number

          Nobia AB                         Sweden                 55628-2752

Nobia Nordisk Bygginterior AB              Sweden                 556060-1006

                          Part 2 - Original Guarantors

            Name                   Place of incorporation      Registered number

          Nobia AB                         Sweden                 55628-2752

Nobia Nordisk Bygginterior AB              Sweden                 556060-1006

                            Part 3 - Senior Creditors

                Name                        Place of incorporation

   Svenska Handelsbanken AB (publ)                  Sweden

  Swedbank (Foreningssparbanken AB                  Sweden
               (publ))

        Nordbanken AB (publ)                        Sweden

    Landesbank Schleswig-Holstein                   Germany
   Girozentrale, Copenhagen Branch

                          Part 4 - Mezzanine Creditors

                Name                        Place of incorporation

   Intermediate Capital Group Plc                   England

    Intermediate Capital Limited                    England

       Alpinvest Mezzanine BV                   The Netherlands

                          Part 5 - Principal Companies

           Name                  Place of incorporation       Registered number

   Nobia Bygginterior AB                 Sweden                  556060-1006

        Invita A/S                       Denmark                    61486

        Norema A/S                       Norway                   929700295

       Myresjokok AB                     Sweden                  556048-3256

Poggenpohl Mobelwerka GmbH               Germany                  HRB 1545

                                   SCHEDULE 2
                             Creditor Accession Deed

THIS DEED is made on .

BETWEEN:-

(1)       . (the "New [Senior/Mezzanine Finance Party/Subordinated Lender]");
          and

(2)       . in its capacity as Security Agent under the Intercreditor Deed.


RECITALS:-

(A) This deed is supplemental to an intercreditor deed dated . (the "Intercreditor Deed") between ..

(B) This deed has been entered into to record the accession of the New [Senior/Mezzanine Finance Party/Subordinated Lender] as a [Senior/Mezzanine Finance Party/Subordinated Lender] under the Intercreditor Deed.

IT IS AGREED as follows:-

1.        DEFINITIONS

          Words and expressions defined in the Intercreditor Deed have the same meanings when used in this deed.

2.        ACCESSION OF NEW CREDITOR

2.1 The New [Senior/Mezzanine Finance Party/Subordinated Lender] agrees to become, with immediate effect, a party to, and agrees to be bound by the terms of, the Intercreditor Deed as if it had originally been party to the Intercreditor Deed as a [Senior/Mezzanine Finance Party/Subordinated Lender].

2.2 The New [Senior/Mezzanine Finance Party/Subordinated Lender] confirms that its address details for notices in relation to clause 19 (Notices) are as follows:-

          Address:                  .
          Facsimile:                .
          Attention of:             .

2.3 The Security Agent for itself and the other parties to this deed other than the New [Senior/Mezzanine Finance Party/Subordinated Lender] confirms the acceptance of the New [Senior/Mezzanine Finance Party Lender/Subordinated Lender] as a [Senior/Mezzanine Finance Party/Subordinated Lender] for the purposes of the Intercreditor Deed.

3.        COUNTERPARTS

          The deed may be executed in any number of counterparts and all of those counterparts taken together shall be deemed to constitute one and the same instrument.

4.       LAW

         This deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this deed) shall be governed by and construed in accordance with English law.

IN WITNESS whereof this deed has been duly executed on the date first above written.

                   Signatories to the Creditor Accession Deed

The New [Senior/Mezzanine Finance Party/Subordinated Lender]

Executed as a deed by                     )
[Name]                                    )
acting by [a director and its             )
secretary/two directors]                  )


Director
                          -----------------------

Director/Secretary
                   -----------------------

The Security Agent

Executed as a deed by                     )
[Name]                                    )
acting by [a director and its             )
secretary/two directors]                  )


Director
                          -----------------------

Director/Secretary
                   -----------------------

                      Signatories to the Intercreditor Deed

The Parent

Executed as a deed by                     )
NOBIA AB                                  )
acting by                                 )


Authorised Signatory              FREDRIK CAPPELEN


Authorised Signatory              LENNART RAPPE

Notice Details

Address:           P.O. Box 5436
                   SE-40229 Goteborg
                   Sweden

Facsimile:         + 46 31 703 5360
Attention of:      Finance Director




The Original Obligors

Executed as a deed by                     )
NOBIA AB                                  )
acting by                                 )


Authorised Signatory              FREDRIK CAPPELEN


Authorised Signatory              LENNART RAPPE

Notice Details

Address:           P.O. Box 5436
                   SE-40229 Goteborg
                   Sweden

Facsimile:         + 46 31 703 5360
Attention of:      Finance Director

Executed as a deed by                     )
NOBIA BYGGINTERIOR AB                     )
acting by                                 )


Authorised Signatory              FREDRIK CAPPELEN


Authorised Signatory              LENNART RAPPE

Notice Details

Address:           Drakegatan 6
                   PO Box 5436
                   SE-40229 Gothenburg
                   Sweden

Facsimile:         + 46 31 703 5360
Attention of:      Finance Director




The Senior Lenders

Executed as a deed by                     )
SVENSKA HANDELSBANKEN                     )
AB (PUBL)                                 )
acting by                                 )


Authorised Signatory              BENGT K G GUSTAFASSON


Authorised Signatory              MATS LITTORIN

Notice Details

Address:           Ostra Hamngatan 23
                   SE-405 40 Gothenburg
                   Sweden

Facsimile:         + 46 31 774 8308
Attention of:      Bengt KG Gustafsson/Jan Magnusson

Executed as a deed by                     )
SWEDBANK                                  )
(FORENINGSSPARBANKEN                      )
AB (PUBL))                                )
acting by                                 )


Authorised Signatory              MIKAEL SANDERSSON

Authorised Signatory
                        -----------------------

Notice Details

Address:           Kopmansgatan
                   SE-404 80 Gothenburg
                   Sweden

Facsimile:         + 46 31 15 20 88
Attention of:      Mikael Sandersson




Executed as a deed by                     )
NORDBANKEN AB (PUBL)                      )
acting by                                 )


Authorised Signatory              CLAES FRIDEN


Authorised Signatory              LARS LUNDH

Notice Details

Address:           Ostra Hamngatan 16
                   SE-405 09 Gothenburg
                   Sweden

Facsimile:         + 46 31 771 6150
Attention of:      Claes Friden/Lars Lundh

Executed as a deed by                     )
LANDESBANK                                )
SCHLESWIG-HOLSTEIN                        )            OVE JUVEN
GIROZENTRALE, COPENHAGEN                  )
BRANCH                                    )
acting by                                 )


Authorised Signatory            .................

Authorised Signatory            .................

Notice Details

Address:           Kalvebod Brygge 39-41
                   DK - 1560 Copenhagen V
                   Denmark

Facsimile:         + 45 33 44 99 99
Attention of:      Ove Juven/LAD




The Mezzanine Lenders

Executed as a deed by                     )
INTERMEDIATE CAPITAL                      )
GROUP PLC                                 )
acting by its attorney under a power of   )
attorney                                  )


Attorney                  DENIS VIET-JACOBSEN


Witnessed by              RACHEL PICKERING

Notice Details

Address:           62-63 Threadneedle Street
                   London EC2R 8HE

Facsimile:         + 44 (0) 20 7628 2268
Attention of:      Denis Viet Jacobsen/Tony Payne

Executed as a deed by                     )
INTERMEDIATE CAPITAL                      )
LIMITED                                   )
acting by its attorney under a power of   )
attorney                                  )


Attorney                  DENIS VIET-JACOBSEN


Witnessed by              RACHEL PICKERING

Notice Details

Address:           62-63 Threadneedle Street
                   London EC2R 8HE

Facsimile:         + 44 (0) 20 7628 2268
Attention of:      Denis Viet Jacobsen/Tony Payne



Executed as a deed by                     )
ALPINVEST MEZZANINE BV                    )
acting by its attorney under a power of   )
attorney                                  )


Attorney                  DENIS VIET-JACOBSEN


Witnessed by              RACHEL PICKERING

Notice Details

Address:           62-63 Threadneedle Street
                   London EC2R 8HE

Facsimile:         + 44 (0) 20 7628 2268
Attention of:      Denis Viet Jacobsen/Tony Payne

The Original Subordinated Lender

Executed as a deed by                     )
ENODIS PLC                                )
acting by a director and its              )
secretary/two directors                   )


Director                  ANDREW ALLNER


Director/Secretary        DAVID HOOPER

Notice Details

Address:           1 Farnham Road
                   Guildford GO2 4RG

Facsimile:         + 44 (0) 1483 549580
Attention of:      Andrew Allner/David Hooper




The Facility Agent

Executed as a deed by                     )
SVENSKA HANDELSBANKEN                     )
AB (PUBL)                                 )
acting by                                 )


Authorised Signatory              BENGT K G GUSTAFSSON


Authorised Signatory              MATS LITTORIN

Notice Details

Address:           Ostra Hamngatan 23
                   SE-405 40 Gothenburg
                   Sweden

Facsimile:         + 46 31 774 8308
Attention of:      Bengt KG Gustafsson/Jan Magnusson

The Mezzanine Facility Agent

Executed as a deed by                     )
INTERMEDIATE CAPITAL                      )
GROUP PLC                                 )
acting by its attorney under a power of   )
attorney                                  )


Attorney                  DENIS VIET-JACOBSEN


Witnessed by              RACHEL PICKERING

Notice Details

Address:           62-63 Threadneedle Street
                   London EC2R 8HE

Facsimile:         + 44 (0) 20 7628 2268
Attention of:      Denis Viet Jacobsen/Tony Payne


The Security Agent

Executed as a deed by                     )
SVENSKA HANDELSBANKEN                     )
AB (PUBL)                                 )
acting by                                 )


Authorised Signatory              BENGT K G GUSTAFSSON


Authorised Signatory              MATS LITTORIN


Notice Details

Address:           Ostra Hamngatan 23
                   SE-405 40 Gothenburg
                   Sweden

Facsimile:         + 46 31 774 8308
Attention of:      Bengt KG Gustafsson/Jan Magnusson



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